                                                                    EXHIBIT 10.7

                         PROGRAM OUTSOURCING AGREEMENT


This PROGRAM OUTSOURCING AGREEMENT (this "Agreement"), dated as of the 9th day
                                          ---------
of February 1999 by and between NRT INCORPORATED ("NRT"), a Delaware corporation
                                                   ---
having an office at 6 Sylvan Way, Parsippany, New Jersey 07054 and CENDANT CORPORATION ("Cendant"), a Delaware corporation having an office at 6 Sylvan
              -------
Way, Parsippany, New Jersey 07054.



                                 W I T N E S S E T H:


  WHEREAS, Cendant is the parent of the franchisors of several lodging, car rental and real estate brokerage franchise systems (collectively, the "Franchise
                                                                       ---------
Systems"), including the CENTURY 21(R), ERA(R) and COLDWELL BANKER(R) real
-------
estate brokerage systems (the "Existing Real Estate Systems"), the Days Inn(R),
                               ----------------------------
Howard Johnson(R), Knights Inn(R), Ramada(R), Super 8(R), Travelodge(R), Villager Lodge(R) and Wingate Inn(R) lodging systems and the Avis(R) car rental system and in the future may add additional franchise systems, including additional real estate brokerage franchise systems (the "New Real Estate
                                                         ---------------
Systems" and together with the Existing Real Estate Systems, the "Real Estate
                                                                  -----------
Systems"); and
-------

  WHEREAS, Cendant has established, and may continue to establish, (i) purchasing relationships and programs (including corporate purchasing relationships) with vendors for the provision of goods and services designed to be utilized by franchisees of some or all of the Real Estate Systems, and their employees and/or sales agents ("Purchasing Programs") and (ii) programs through
                                -------------------
which franchisees of some or all of the Real Estate Systems market vendors' products or services to the franchisees' customers ("Marketing Programs" and
                                                     ------------------
collectively with the Purchasing Programs, the "Programs"); and
                                                --------

  WHEREAS, NRT (references herein to NRT shall be deemed to refer to NRT and each of its subsidiaries) is the owner and operator of real estate brokerage offices which operate as franchised offices of the CENTURY 21(R), ERA(R) or COLDWELL BANKER(R) real estate brokerage systems pursuant to certain franchise and membership agreements (the "Franchise Agreements"); and
                                --------------------

  WHEREAS, NRT desires to have Cendant, and Cendant desires to, act as NRT's exclusive purchasing and marketing program outsourcing agent.

  NOW THEREFORE, NRT and Cendant have agreed as follows:

  1.  General. (a) NRT hereby appoints Cendant, and Cendant hereby agrees, to
      -------
act as NRT's exclusive outsourcing agent, throughout the term set forth in
Section 2 below, to negotiate the specific terms of NRT's participation in the Programs.

     (b) Subject to Section 6, NRT shall not enter into, permit to exist or pursue, directly or through a third party, any purchasing relationships or programs (including corporate purchasing relationships) for the provision of products and services designed to be utilized by real estate brokers, their employees and/or sales agents ("NRT Purchasing
                                                           --------------
Programs") or any programs through which NRT would market vendors' products or
--------
services to NRT's customers ("NRT Marketing Programs" and together with NRT
                              ----------------------
Purchasing Programs, "NRT Programs") but shall refer to Cendant all such
                      ------------
program opportunities and parties with which NRT would enter into a relationship.

  2.  Term.  The term of this Agreement shall commence on the date hereof and,
      ----
unless earlier terminated as provided herein, shall terminate upon termination or expiration of the last of the Franchise Agreements to terminate or expire. Notwithstanding the foregoing, Sections 7 and 14 hereof shall survive termination of this Agreement.

  3.  Existing Programs.  The parties acknowledge that Cendant has existing
      -----------------
Programs for the Real Estate Systems (the "Existing Programs").  Exhibit A,
                                           -----------------
attached hereto and made a part hereof, sets forth a list of the vendors with which there are Existing Programs as of the date hereof. With respect to Existing Programs, NRT will identify in writing specific Programs the terms of which NRT wishes Cendant to renegotiate on its behalf. Cendant agrees that it will, on only one occasion with respect to any such identified Existing Program, enter into good faith negotiations where appropriate with the applicable vendor(s) of such identified Existing Programs to improve NRT's terms of participation to reflect NRT's size and participation level.

  4.  New Programs.  NRT acknowledges that Cendant may from time to time
      ------------
establish additional Programs for the Real Estate Systems (the "New Programs").
                                                                ------------
With respect to New Programs, (i) Cendant will exercise its best efforts to negotiate specific participation terms with vendors for NRT which are the most advantageous (including better pricing than smaller participating brokers) given NRT's participation and (ii) if available, Cendant will negotiate initial fees payable to NRT by the vendor of such New Program which reflect NRT's participation in such New Program. Cendant will provide notice to NRT promptly upon the establishment of a New Program, and Cendant will provide to NRT a written description of (i) the product or service covered by such New Program and (ii) the participation terms of such New Program, including commissions, fees or other consideration payable to NRT, if any. In the case of any Programs specific to NRT in which no other franchisees or Cendant operating units participate, Cendant will provide NRT with a copy of the agreement relating to each such Program, subject to confidentiality restrictions in each such agreement.


  5.  Participation.  (a) On the terms of, and subject to the conditions
      --------------
contained in, this Agreement, NRT agrees to participate, and to encourage its sales agents and sales associates to participate, in each of the New Programs and Existing Programs in accordance with the terms of each such Program. NRT will make all such Programs pertaining to NRT available to its employees, sales agents and sales associates and provide training and other information to its sales agents and sales associates with respect to each Program in accordance with the terms of such Program. NRT shall use its reasonable best efforts to ensure that NRT, its office managers, agents and sales associates, to the fullest extent practicable, purchase the goods and services provided pursuant to the Purchasing Programs and market the goods and services which are the subject of the Marketing Programs. In order to so promote the Programs, NRT agrees that
(i) evaluations of its employees shall include a measurement of participation in the Programs and (ii)

NRT will, from time to time and at its discretion, subject to applicable law, develop and implement specific performance incentives for its employees and sales associates based on levels of participation in the Programs. Cendant agrees to provide notice to NRT as soon as practicable after Cendant is reasonably certain that any Program is likely to be terminated and not replaced immediately upon such termination. With respect to Marketing Programs scheduled to be terminated and not replaced immediately upon such termination, Cendant will use its reasonable best efforts to have NRT's participation in such Program extended for six months beyond the time when such program was otherwise scheduled to be terminated.

  (b) NRT shall not be obligated to participate in a particular Program if such Program does not afford NRT at least as advantageous terms (taken as a whole) as any other franchisees of the Real Estate Systems are afforded pursuant to such Program.

  (c) NRT shall not be required to commence participation in any New Program if NRT is participating in an NRT Program covering a similar good or service as the New Program, but only for so long as NRT is contractually bound to participate in such NRT Program; provided, however, upon implementation of a New Program in
                     -----------------
which NRT is required to participate (after making the determination provided for below), NRT will terminate any NRT Program which conflicts with the New Program as soon as is permissible under the terms of such NRT Program without NRT having to pay any cost to terminate such NRT Program, unless NRT is directed to do so by Cendant and NRT is reimbursed for having to pay such cost. NRT shall not be required to commence participation in any new Purchasing Program if it is reasonably determined by Cendant that such Program (taking into account NRT's expected participation) does not offer competitive pricing and service relative to NRT's size and compared to any NRT Program covering a similar good or service; provided that NRT shall commence participation in such Program if, on any anniversary of the implementation of such Program it is reasonably determined by Cendant that such Program (taking into account NRT's expected participation) is then offering competitive pricing and service relative to NRT's size and compared to any NRT Program covering a similar good or service. If an NRT Marketing Program exists which covers the same good or service as a new Marketing Program, NRT shall not be required to commence participation in such new Marketing Program if it is reasonably determined by Cendant that (A) such Program (taking into account NRT's expected participation) does not offer competitive pricing and service relative to NRT's size and compared to any NRT Program covering a similar good or service or (B) with respect to NRT Barter Programs (as defined below) to be replaced, such Program is not reasonably expected to provide the same economic value to NRT as such NRT Barter Program; provided that NRT shall commence participation in such Program if, on any anniversary of the implementation of such Program it is reasonably determined by Cendant that (A) such Program (taking into account NRT's expected participation) is then offering competitive pricing and service relative to NRT's size and compared to any NRT Program covering a similar good or service and (B) with respect to NRT Barter Programs (as defined below) to be replaced, such Program is reasonably expected to provide the same economic value to NRT as such NRT Barter Program. Once NRT commences participation in a Program, it shall not cease participation in such Program pursuant to the two immediately preceding sentences. NRT shall provide to Cendant in a timely fashion information regarding the terms and conditions of NRT's purchasing arrangements, in order to enable the parties to make the determinations described in this Section 5(c). Cendant agrees to use its reasonable best efforts to have the terms of NRT's participation in any New Program reflect NRT's size and participation level.


        (d) Notwithstanding anything else in this Agreement to the contrary, if NRT owns a title agency business or escrow services business which services any NRT offices, such offices will not be required to participate in any Marketing Program relating to the title agency business and the provision of escrow services, and Section 1(b) hereof will not apply with respect to any NRT Marketing Program relating to such services. The parties acknowledge that NRT currently owns, and in the future may own additional, title agency and escrow services businesses, in each case which may service existing NRT offices and future NRT offices. NRT agrees that, if NRT elects to sell its title agency or escrow services businesses, it will so notify Cendant and, at Cendant's election, will negotiate with Cendant in good faith and on an exclusive basis to explore the sale of such business to Cendant or the combination of such businesses with Cendant's related operations. The exclusivity of such negotiations will last until 3 months from the date of NRT's notice to Cendant. To the extent Cendant has a Program with a title insurance underwriter or owns a title insurance underwriter (including Lawyers Title, Stewart Title and First American Title, which Programs exist on the date hereof), NRT will, with respect to NRT's title agency business, use such title insurance underwriter in NRT's title agency business on an exclusive basis, as long as such underwriters provide service and economic terms comparable to the terms of NRT's then current arrangements.

        (e) No company or business unit acquired by NRT after the date hereof will be required to participate in a Marketing Program if such company or business unit actively markets under a binding third party contractual agreement (but does not manufacture or produce) a comparable product or service, as reasonably determined by Cendant, to the product or service that is the subject of the Marketing Program in question, but only until the termination of such agreement (which will not be extended or renewed and will be terminated by NRT as soon as permissible under the terms of such agreement), unless (i) Cendant arranges for such Marketing Program to be provided to such company or business unit (but not NRT's other companies or business units, which will be subject to the terms of such Marketing Program already in effect) on competitive economic and service terms relative to NRT's size and compared to the program in effect at such acquired company or business unit, as reasonably determined by Cendant,
(ii) the Marketing Program is reasonably expected to replace the cash flow generated from the marketing agreement to be replaced and (iii) NRT is compensated for any cost of terminating such marketing agreement in place at such company or business unit. If such acquired company or business unit is not so required to participate in any such Marketing Program, such company or business unit may continue such marketing agreement with respect to the customers of such company or business unit (but not customers of other NRT companies or business units) without being in violation of Section 1(b) hereof.

        (f) No company or business unit acquired by NRT after the date hereof will be required to participate in a Marketing Program if such company or business unit manufactures, produces or installs a product or service similar to the product or service that is the subject of the Program in question, unless
(i) such Program is reasonably expected to replace the direct or indirect positive impact on net income, if any, created at such company or business unit due to the existence of such product or service, as mutually agreed by the parties and (ii) NRT is compensated for any net costs associated with the closing or divesting of the business unit or company which manufactures or produces such product or service. If such acquired company or business unit is not so required to participate in any such Marketing Program, such company or business unit may continue to sell products or services (but not to customers of other NRT companies or business units) without being in violation of Section 1(b) hereof.

        (g) No company or business unit acquired by NRT after the date hereof will be required to participate in a Purchasing Program if such company or business unit is obtaining the product or service that is the subject of the Program in question under a third party agreement, until the termination of such agreement (which will not be extended or renewed and will be terminated by NRT as soon as permissible under the terms of such agreement), unless Cendant arranges for such product or service to be provided to such company or business unit under such Purchasing Program on more competitive pricing and service terms, as mutually agreed by the parties, and NRT is compensated for any cost of terminating any purchasing agreement in place at such company or business unit.

        (h) NRT will not be required to participate in any Program subsequent to April 29, 2001 until NRT's 18% Series C Cumulative Junior Redeemable Preferred Stock has been redeemed in accordance with its terms.


  6.  NRT Programs. Notwithstanding Section 1(b):
      ------------


         (i) NRT shall be permitted to enter into an NRT Purchasing Program and will not be required to refer to Cendant such program opportunity if at such time no Purchasing Program covers such good or service and NRT's aggregate purchases of such product do not exceed $250,000 per calendar year.

         (ii) NRT shall be permitted to enter into an NRT Purchasing Program covering a good or service sought by NRT if at such time a Purchasing Program exists which covers such good or service but pursuant to
         Section 5 NRT is not required to participate in such Purchasing
         Program.

         (iii) NRT shall be permitted to enter into NRT Marketing Programs in which NRT receives buyer leads, listing leads or barter consideration and no other consideration (an "NRT Barter Program"), if such NRT
                                         ------------------
         Marketing Program does not conflict with any Program then in effect.
         If Cendant subsequently implements a New Program covering the same or a similar product or service covered by such NRT Marketing Program, then NRT will, subject to the last sentence of this Section 6, terminate such NRT Marketing Program and commence participation in such New Program.

         (iv) NRT shall be permitted to enter into an NRT Program with respect to a good or service sought to be purchased or marketed by

         NRT, if at such time a Program covering such good or service has expired or been terminated and Cendant has either not replaced, renewed or extended such Program.

         (v) NRT shall be permitted to enter into an NRT Program with respect to a good or service sought to be purchased or marketed by NRT, if there is then no Program covering such good or service, and NRT has notified Cendant of its desire to have Cendant implement a New Program covering such good or service and Cendant has (A) not, within 30 days of the notice from NRT, notified NRT of its decision to pursue such New Program or (B) not implemented such New Program within 180 days of Cendant notifying NRT of its decision to pursue such New Program.

         (vi) NRT shall be entitled to enter into an NRT Program with respect to an area which is not covered by a particular Program if such Program does not cover all geographic areas in which NRT operates.

Notwithstanding anything else herein to the contrary, any NRT Program permitted to be implemented pursuant to this Agreement must be for a term of no more than one year, without automatic renewal. Upon implementation of a new NRT Program, NRT will provide to Cendant notice of the termination date of such NRT Program.

     7.  Information.  With respect to its real estate listings and other
         -----------
customer data, NRT will not sell or otherwise provide any of such information to any third party without the prior written consent of Cendant, which consent may be withheld in Cendant's sole discretion. In accordance with the Franchise Agreements, Cendant will be entitled to freely use, sell and otherwise provide to any third party the customer information provided to Cendant's subsidiaries under each Franchise Agreement, including after termination of the Franchise Agreements.


  8.   Termination of Preferred Alliance Agreement.  The Preferred Alliance
       -------------------------------------------
Agreement, dated as of August 11, 1997, between NRT and HFS Incorporated (predecessor to Cendant), is hereby terminated and shall be of no further force or effect.

  9.  Termination.  This Agreement constitutes a binding obligation of both
      -----------
parties which may not be terminated by either party except either party may terminate in the event of a material breach of the terms of this Agreement by the other party, if the breaching party is given written notice of such breach and the opportunity to cure such breach within sixty days of the date of such notice.

  10.  Representations.  Each party has full power and authority and has been
       ---------------
duly authorized, to enter into and perform its obligations under this Agreement, all necessary approvals of any Board of Directors, shareholders, partners, co-tenants and lenders having been obtained. The execution, delivery and performance of this Agreement by each party will not violate, create a default under or breach of any charter, bylaws, agreement or other contract, license, permit, indebtedness, certificate, order, decree or security instrument to which such party or any of its principals is a party or is subject. Neither party is the subject of any current or pending dissolution, receivership, bankruptcy, reorganization, insolvency, or similar proceeding on the date this Agreement is executed by such party and was not within the three years preceding such date.

  11.  No Violations of Law; Customer Complaints; Indemnification. (a) It is the
       ----------------------------------------------------------
intent of the parties that the transaction contemplated by this Agreement is to be effected in such a way that neither party should be subject to, or engage in any conduct which would constitute, a violation of any applicable laws, including but not limited to antitrust laws. Therefore, both parties agree to cooperate in structuring any contemplated transaction so as to comply with any legal requirements to avoid such characterization. Notwithstanding anything herein to the contrary, if NRT establishes to the satisfaction of Cendant that any Program does not comply with law, then NRT does not have to participate in such Program until the Program has been modified so as to comply with law.


     (b) Cendant shall indemnify and hold NRT and its affiliates, and their respective officers, directors, employees and agents (collectively, the "NRT
                                                                         ---
Indemnified Parties") harmless from and against any liability, cost or expense
-------------------
incurred by any NRT Indemnified Party arising solely out of, or arising solely in connection with, claims brought against NRT resulting from the negligence of Cendant's employees in connection with the Programs. NRT shall indemnify and hold Cendant and its affiliates, and their respective officers, directors, employees and agents (collectively, the "Cendant Indemnified Parties") harmless
                                         ---------------------------
from and against any liability, cost or expense incurred by any Cendant Indemnified Party arising from actions or omissions of NRT or its employees, agents or affiliates in connection with the Programs.

  12.  Relationship of Parties. (a) Each party is an independent contractor.
       -----------------------
Except as provided in this Agreement, neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other or any other party for any purpose whatsoever. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT THE RELATIONSHIP INTENDED BY THEM IS A BUSINESS RELATIONSHIP BASED ENTIRELY ON AND CIRCUMSCRIBED BY THE EXPRESS PROVISIONS OF THIS AGREEMENT AND THAT, EXCEPT AS PROVIDED IN THIS AGREEMENT, NO PARTNERSHIP, JOINT VENTURE, AGENCY, FIDUCIARY OR EMPLOYMENT RELATIONSHIP IS INTENDED OR CREATED BY REASON OF THIS AGREEMENT. NRT ACKNOWLEDGES THAT CENDANT IS A STOCKHOLDER OF NRT.

  (B) NRT ACKNOWLEDGES THAT CENDANT HAS AN INTEREST, FINANCIAL AND OTHERWISE, IN THE PROGRAMS AND MAY RECEIVE FEES AND/OR COMMISSIONS FOR NRT'S PARTICIPATION IN PROGRAMS, AND NRT ACKNOWLEDGES THAT IT IS NOT ENTITLED TO ANY ACCOUNTING OF SUCH FEES, COMMISSSIONS OR INTERESTS AND WAIVES ANY CLAIMS BASED ON OR RELATING TO THAT INTEREST AND THE COMMISSIONS AND FEES RECEIVED BY CENDANT.

  13.  Assignment. This Agreement may not be assigned by either party without
       ----------
the
prior written consent of the other party, which consent shall not be unreasonably withheld, except that an assignment in connection with a merger, consolidation or sale of substantially all of the assets of a party hereto shall not require the consent of the other party hereto. In addition, this Agreement shall be freely assignable by Cendant in connection with the sale of one or more of Cendant's real estate brands or Cendant's preferred alliance business unit to any party reasonably capable of performing the outsourcing services hereunder. Any assignee of this Agreement shall assume, by instrument reasonably acceptable to the other party to this Agreement, all of the assignor's obligations hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors in interest, legal representatives and assigns.

  14.  Confidentiality.  Neither party shall disclose any information regarding
       ---------------
this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party, except for disclosure to any attorneys or accountants involved in assisting with the negotiation of the transaction or unless such disclosure is required by law. Any public announcement or press release relating or referring to this Agreement shall be approved in writing by both parties prior to its release.



  15.  Partial Invalidity.  Should any part of this Agreement, for any reason,
       ------------------
be declared invalid, such decision shall not affect the validity of any remaining portion of this Agreement.

  16.  No Waiver.  No failure or delay in requiring strict compliance with any
       ---------
obligation of this Agreement (or in the exercise of any right or remedy provided herein) and no custom or practice at variance with the requirements hereof shall constitute a waiver or modification of any such obligation, requirement, right or remedy or preclude exercise of any such right or remedy or the right to require strict compliance with any obligation set forth herein. No waiver of any particular default or any right or remedy with respect to such default shall preclude, affect or impair enforcement of any right or remedy provided herein with respect to any subsequent default. No approval or consent of either party shall be effective unless in writing and signed by an authorized representative of such party.

  17.  Notices.  Notices will be effective hereunder when and only when they are
       -------
reduced to writing and delivered, by next day delivery service, with proof of delivery, or mailed by certified or registered mail, return receipt requested, to the appropriate party at its address stated below or to such person and at such address as may be designated by notice hereunder. Notices shall be deemed given on the date delivered or date of attempted delivery, if service is refused.


NRT:                            Cendant:

NRT INCORPORATED                CENDANT CORPORATION
6 Sylvan Way                    6 Sylvan Way
Parsippany, NJ  07054           Parsippany, NJ  07054
Attention: General Counsel      Attention:  General Counsel

     18.  Miscellaneous.  The remedies provided in this Agreement are not
          -------------
exclusive. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party's failure to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure. This Agreement will be construed in accordance with the laws of the State of New York, except for New York's conflict of laws principles. Each party consents to the personal jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York and further waives objection to venue in any such court. This Agreement is exclusively for the benefit of the parties hereto and may not give rise to liability to a third party. The section headings in this Agreement are for convenience of reference only and will not affect its interpretation. This Agreement, together with all instruments, exhibits, attachments and schedules hereto, constitutes the entire agreement (superseding all prior agreements and understandings, oral or written) of the parties hereto with respect to the subject matter hereof and shall not be modified or amended in any respect except in writing executed by all such parties.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.


                                CENDANT CORPORATION


                                BY: /s/ Samuel L. Katz
                                   -------------------------------
                                   Name: Samuel L. Katz
                                   Title: Executive Vice President



                                NRT INCORPORATED


                                BY: /s/ Steven L. Barnett
                                   -------------------------------
                                   Name: Steven L. Barnett
                                   Title: Senior Vice President, General
                                           Counsel and Secretary


#54725.20

                                   EXHIBIT A



                               Existing Programs
                               -----------------

@Backup                                         MBNA
ADT                                             Merrill Training
Airborne Express                                Merrill/May
All Communications                              Moore Data
American States Leasing                         North American Van Lines
Amerigas                                        Oakwood
AOL                                             Online Software
Aon Consulting                                  Pac Bell
Aon E&O                                         Paul W. Davis
Aon Home Warranty                               Payroll Transfers
AT&T (Business)                                 Petro
AT&T Consumer                                   Pierce Leahy
AT&T Wireless Services                          Pietrafesa
Avis                                            Plan Member Services
Black & Decker                                  Polaroid
Boise Cascade                                   Primestar
Budget                                          Property I.D.
Cendant Mobility                                Public Storage
Cendant Mortgage                                Realnet Direct
Centimark                                       RealSelect
Danka                                           Realtor.com
Dearborn                                        Remind America
First American Title                            Skytel
First Corp. Leasing                             Smartalk
Franklin Covey                                  Snapper
Hachette                                        Stewart Title
Herman Miller (Stamford Office Furniture)       Top Producer
IPIX                                            Travel Promotions Int'l
Kodak                                           U.S. Inspect
Lawyers Title                                   U.S. Lead
Lexmark                                         Visa
Lucent                                          WINR
Lysias                                          Zee Medical
                                                Zenith